UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Eastman Kodak Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Online
Go to www.envisionreports.com/KODK or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 1:00 am Eastern Time on May 22, 2019.

Annual Meeting Notice of Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for Eastman Kodak Company’s
Annual Meeting to be held on Wednesday, May 22, 2019 at 9:00 a.m. Eastern Time at The Benjamin, 125 East 50th Street, New York, New York 10022.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Annual Report on Form 10-K and Notice of 2019 Annual Meeting and Proxy Statement are available at:

www.envisionreports.com/KODK

Easy Online Access – View your proxy materials and vote.

Step 1:	Go to www.envisionreports.com/KODK.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 12, 2019 to facilitate timely delivery.

Notice of the 2019 Annual Meeting of Shareholders

The Annual Meeting of Shareholders (Annual Meeting) of Eastman Kodak Company will be held on Wednesday, May 22, 2019 at 9:00 a.m. Eastern Time at The Benjamin, 125 East 50th Street, New York, New York 10022. We are asking our shareholders to vote on the following proposals at the Annual Meeting:

1.	Election of the seven directors named in the Proxy Statement for a term of one year or until their successors are duly elected and qualified.
2.	Advisory vote to approve the compensation of our named executive officers.
3.	Ratification of the Audit and Finance Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
4.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

If you held your shares at the close of business on March 28, 2019, you are entitled to vote at the Annual Meeting.

We follow the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to their shareholders over the internet. These rules allow us to provide you with the information you need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

If you have any questions about the Annual Meeting, please contact: Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0235, (585) 724-4053, e-mail: shareholderservices@kodak.com. The Annual Meeting will be accessible by the handicapped. If you require special assistance, please contact Shareholder Services.

By Order of the Board of Directors

Roger W. Byrd
General Counsel, Secretary and Senior Vice President
Eastman Kodak Company
April 9, 2019

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Directions to attend the Annual Meeting where you may vote in person can be found in our Proxy Statement, which can be viewed at www.envisionreports.com/KODK.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
–	Internet – Go to www.envisionreports.com/KODK. Click Cast Your Vote or Request Materials.
–	Phone – Call us free of charge at 1-866-641-4276.
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E-mail – Send an email to investorvote@computershare.com with “Proxy Materials Eastman Kodak Company” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 12, 2019.